UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2008

WINDSWEPT ENVIRONMENTAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17072	11-2844247
State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

895 Waverly Avenue, Holtsville, New York	11706
(Address of principal executive offices)	(Zip Code)

(631) 289-5500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On January 8, 2008, Windswept Environmental Group, Inc. (the “Company”) entered into an Omnibus Amendment and Waiver (the “Omnibus Amendment”) with Laurus Master Fund, Ltd. (“Laurus”), Valens Offshore SPV I, Ltd. (“VOFSPVI”), Valens U.S. SPV I, LLC (“VUSSPVI” and together with Laurus and VOFSPVI, the “Holders” and each a “Holder”) and LV Administrative Services, Inc., as agent (the “Agent”) for the benefit of each of the Holders. The Omnibus Amendment further amends (i) the amended and restated Secured Convertible Term Note, dated September 29, 2006 (the “September 2006 Convertible Note”) and (ii) the amended and restated Secured Term Note, dated July 17, 2007 (the “July 2007 Term Note”), each of which notes were issued by the Company in favor of Laurus.

The Omnibus Amendment extends the time for full payment by the Company of (i) the principal and/or interest amounts previously waived and deferred under the September 2006 Convertible Note (such amounts, the “Prior Deferred Amounts”), and (ii) the monthly amounts due on January 2008 and February 2008 under the September 2006 Convertible Note (such amounts, the “Deferred Amounts”) to a date which is the earlier to occur of the maturity date provided for in the September 2006 Convertible Note and the date upon which all obligations arising under the loan documents relating to the September 2006 Convertible Note have been paid in full (the “New Payment Date”); provided however that as of and after March 1, 2008 all regularly scheduled monthly payments under the September 2006 Convertible Note shall be due and payable on the dates set forth in said note.

The Omnibus Amendment also amends and extends the maturity date in the July 2007 Term Note to June 30, 2009.

Pursuant to the Omnibus Amendment, in consideration of the aforesaid waiver and deferral of the Prior Deferred Amounts and Deferred Amounts, the Company agreed to pay on the New Payment Date, (i) $140,085.33 in cash to the Agent to be distributed to the Holders as provided for in the Omnibus Amendment, and (ii) $9,916.67 in cash to Laurus Capital Management (“LCM”).

The foregoing description is qualified in its entirety by reference to the Omnibus Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Exhibits

(d) Exhibits

10.1	Omnibus Amendment, dated January 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDSWEPT ENVIRONMENTAL GROUP, INC.

	By:	/s/ Arthur J. Wasserspring
Arthur J. Wasserspring
Chief Financial Officer

Date: January 11, 2008

Exhibit Index

10.1	Omnibus Amendment, dated January 8, 2008.